z INVESTOR PRESENTATION Data as of or for the period ended September 30, 2022 unless otherwise noted

Forward-Looking Statements 2 This presentation may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology. These forward- looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov). The Corporation uses certain financial measures in this presentation that have been derived from methods other than generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation.

Deep Executive Bench With Continuity; Compelling Opportunity 3 (1) Includes years of service in public accounting and investment banking as a financial services industry specialist. (2) Includes years of service in public accounting as a financial services industry specialist. Name Position Years at Fulton Years in Financial Services Prior Experience Phil Wenger Chairman/CEO 43 43 Various roles since joining in 1979 Curt Myers President/COO 32 32 Various roles since joining in 1990 Mark McCollom (1) Chief Financial Officer 5 35 PwC, Banking and Investment Banking; Joined Fulton in November 2017 Angela Snyder Chief Banking Officer 21 37 Various roles since joining in 2002 Meg Mueller Head of Commercial Banking 26 36 Various roles since joining in 1996 Angie Sargent Chief Information Officer 30 30 Various roles since joining in 1992 Betsy Chivinski (2) Chief Risk Officer 28 40 Various roles since joining in 1994  Prudent Expense Management with Opportunities to Further Improve  Strong and Diverse Liquidity Position  Solid Asset Quality and Reserves  Strong Capital Position  Ability to Supplement an Organic Growth Model with Inorganic Opportunities  Valuable Franchise in Attractive Markets  Relationship Banking Strategy Focused on the Customer Experience  Continued Progress in Digital Transformation  Granular, Well-Diversified Loan Portfolio  Attractive Low-Cost Core Deposit Profile  Strong and Diversified Fee Income Generating Products and Business Lines

A Valuable Franchise, Well Positioned with Strong Liquidity, Solid Capital and Disciplined Credit Culture

- $26.1 billion in assets, ~210 financial centers, ~3,300 team members operating in a customer dense Mid-Atlantic Market[1]
- Diversified loan portfolio in size, geography, type, industry and customer profile
- Opportunity to meaningfully grow our market share[2]
  - *~20.3% deposit market share across the 15 counties where we have a top 5 deposit market share; Represents 56% of our total deposits*
  - *~1.2% deposit market share across the 39 counties where we do not have a top 5 deposit market share; Represents 44% of our total deposits*
- Market capitalization of ~ $3.0 billion[3], solid dividend yield and a track record of growing dividends
- Steady increase in shareholder value with a 5-year compound average growth rate in tangible book value per share of 1.2%; 5.6% excluding Accumulated Other Comprehensive Income[4]
- Prudential Bank merged into Fulton Bank effective November 5, 2022



Lycoming
Centre
Columbia
Montour
Union
Snyder
Northumberland
Schuylkill
Dauphin
Lebanon
Berks
Northampton
Lehigh
Bucks
Montgomery
Cumberland
Lancaster
York
Chester
Delaware
Warren
Morris
Hunterdon
Somerset
Middlesex
Mercer
Monmouth
Ocean
Burlington
Camden
Gloucester
Salem
Atlantic
Cumberland
Washington
Frederick
Baltimore
Baltimore City
Howard
Montgomery
Anne Arundel
Prince Georges
Cecil
Sussex
Fairfax
Albemarle
Henrico

(1) As of September 30, 2022. (2) Data as of June 30, 2022, per S&P Global Market Intelligence; market excludes money center banks and removes online only bank deposits. (3) Shares outstanding and closing price as of November 1, 2022. (4) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on slides titled "Non-GAAP Reconciliation" at the end of this presentation. Map includes counties with a financial center and/or a loan production office ("LPO") and incorporated cities in Maryland and Virginia with a financial center and/or LPO.

4

FULTON FINANCIAL CORPORATION

Strong Position In Attractive & Stable Markets 5 Note: Data as of June 30, 2022 per S&P Global Market Intelligence; FDIC Summary of Deposits. (1) Median Household Income, 2022 – 2027 Projected Population Change and Projected HH Income Change are weighted by deposits in each MSA.

Extending Footprint Into Fast-Growing Urban Markets

Philadelphia, PA County Deposit Market Share - Top 20

2022 Deposit Rank	*Parent Company Name*	*Number of Branches*	*Total Deposits In Market ($000)*	*Total Deposit Market Share (%)*
1	The PNC Finl Svcs Grp (PA)	34	14,606,086	21.60
2	Bank of America Corporation (NC)	17	14,536,373	21.50
3	Wells Fargo & Co. (CA)	34	11,385,785	16.84
4	Citizens Financial Group Inc. (RI)	41	7,907,332	11.69
5	The Toronto-Dominion Bank	20	5,117,172	7.57
6	Banco Santander S.A.	16	4,220,471	6.24
7	WSFS Financial Corp. (DE)	11	1,976,955	2.92
8	M&T Bank Corp. (NY)	5	1,421,817	2.10
9	Firstrust SB (PA)	5	1,263,781	1.87
10	Republic First Bancorp Inc. (PA)	7	877,006	1.30
11	JPMorgan Chase & Co. (NY)	14	761,889	1.13
12	Truist Financial Corp. (NC)	10	735,733	1.09
13	**Fulton Financial Corp. (PA)** (1)	**13**	**572,196**	**0.85**
14	Univest Financial Corp. (PA)	6	500,061	0.74
15	Asian Financial Corp. (PA)	2	273,120	0.40
16	United SB (PA)	3	224,684	0.33
17	Hyperion Bancshares Inc. (PA)	1	149,461	0.22
18	Parke Bancorp Inc. (NJ)	2	144,655	0.21
19	S&T Bancorp Inc. (PA)	2	134,176	0.20
20	OceanFirst Financial Corp. (NJ)	1	128,077	0.19
	All Others	***24***	***681,161***	***1.01***
	Total For Philadelphia County	***268***	***67,617,991***	***100.00***

Commentary

- Philadelphia remains a natural fill-in opportunity within our current footprint
  - Opened 3 financial centers in 2019
  - 1 financial center opened in 1Q22 and 1 financial center targeted to open in 1Q23
- Philadelphia Market:
  - The acquisition of Prudential Bancorp, Inc. ("Prudential Bancorp") has added 8 locations in Philadelphia County, with 2 being consolidated into Fulton branches on November 5, 2022
  - The top 5 banks have ~80% of the deposit market share
  - Presents a tremendous growth opportunity for Fulton
- Health Care, Life Sciences, Technology and Professional Services are major economic forces, which are target business segments for Fulton
- Baltimore is another targeted area for growth
  - Opened 1 financial center and 1 LPO in 2019; 1 financial center in 2020; 1 financial center in 4Q21 and 1 financial center in 1Q22

Note: Deposit data as of June 30, 2022 per S&P Global Market Intelligence (excludes non-retail deposits and closed/proposed branches); FDIC Summary of Deposits.

(1) Includes 8 branches from the acquisition of Prudential Bancorp, Inc.

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FULTON FINANCIAL CORPORATION

Enhanced Suite of Products and Embedded Value from Technology Spending Leading Technology Partners Well-positioned to compete in and serve our market • Significant technology spend over prior five years • 30+ full-time equivalent employees hired to build out data and analytics capabilities Investment in Best-In-Class Technology Platforms • New commercial origination system • New mortgage origination system • New mortgage loan servicing system • New consumer origination system • New customer relationship management system • Build out of data warehouse and analytical capabilities • Investment in Canapi Ventures, a leading Fintech venture fund Diversified Sources of Revenue Commercial Banking Retail Banking Small Business Treasury Management Wealth and Trust International Services Capital Markets Mortgage Banking 7

Granular, Well-Diversified Loan Portfolio 8 Note: Loan portfolio composition is based on average loan balances for the years ended December 31, 2018 to 2021 and the nine months ended September 30, 2022. (1) Presented on a fully-taxable equivalent (“FTE”) basis using a 21% federal tax rate and statutory interest expense disallowances.  Core loan growth, plus the acquisition of Prudential Bancorp offsetting runoff of legacy Paycheck Protection Program (“PPP”)  Commercial mortgage loans, residential mortgage loans and commercial and industrial (“C&I”) loans are key drivers of growth; commercial line utilization of 22.5% vs. 30% in 2019 represents a $600 million opportunity  Loan yields should continue to rise following aggressive increases in the Fed Funds rate  The Corporation remains asset sensitive with approximately 70% of the loan portfolio contractually variable or adjustable rate $6.3 $6.5 $6.9 $7.1 $7.4 $4.3 $4.5 $5.5 $5.1 $4.2 $1.5 $1.4 $1.3 $1.1 $1.1 $2.1 $2.4 $2.9 $3.5 $4.2 $1.0 $0.9 $1.0 $1.1 $1.2 $0.6 $0.7 $0.7 $0.7 $0.8 $15.8 $16.4 $18.3 $18.6 $18.9 4.38% 4.55% 3.63% 3.46% 3.71% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 2018 2019 2020 2021 YTD Q3 2022 T o ta l Lo a n P o rtfo lio Y ie ld (1) A v e ra g e L o a n P o rt fo lio B a la n ce s Comm'l Mtg C&I Home Equity Res Mtg Construction Consumer/Other FTE loan yield (1) ($ in billions)

Attractive Core Deposit Profile 9  Deposits have leveled off and include the third quarter seasonal inflow of municipal deposits and Prudential Bank deposits  Deposit costs have bottomed and are expected to move higher at a measured pace relative to the Fed rate increases  1/3 of the deposit base is non-interest-bearing with the remaining 2/3 at the forefront of our disciplined pricing process Note: Deposit composition is based on average deposit balances for the years ended December 31, 2018 to 2021 and the nine months ended September 30, 2022. Average brokered deposits were $122 million for 2018, $245 million for 2019, $311 million for 2020, $287 million for 2021 and $254 million for the nine months ended September 30, 2022. Core Deposits equal total deposits less brokered and time deposits. (1) Deposit costs calculated by dividing interest expense on interest-bearing deposits by total average deposits. $2.7 $2.9 $2.5 $1.9 $1.6 $4.3 $4.2 $5.7 $7.2 $7.5 $4.0 $4.4 $5.3 $6.0 $5.7 $3.1 $3.6 $3.9 $4.2 $4.2 $1.5 $1.5 $1.7 $2.1 $2.3 $15.7 $16.8 $19.4 $21.7 $21.6 0.55% 0.79% 0.36% 0.14% 0.13% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% $- $4.0 $8.0 $12.0 $16.0 $20.0 $24.0 2018 2019 2020 2021 YTD Q3 2022 D e p o sit C o sts (1)A v e ra g e D e p o si t B a la n ce s Time Non-Int DDA Int DDA Money Mkt Savings Brokered Deposits Costs (1) ($ in billions)

$139.2 $141.2 $147.1 $152.1 $192.8 1.05% 0.97% 1.47% 1.36% 1.35% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% $0.0 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 2018 2019 2020 2021 Q3-2022 NPLs ACL/Loans 10 Solid Asset Quality And Reserves ($ in millions) N o n -P e rf o rm in g L o a n s  Growth in allowance for credit losses in 2020 reflected impact of COVID-19 and adoption of CECL(1)  The increase in NPL’s in 2022 was a result of a few loans moving to non-accruing status  Corporation’s general credit outlook remains cautious due to the macro-economic environment (1) Effective January 1, 2020, the Corporation adopted Accounting Standards Update 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” referred to as the current expected credit loss model (“CECL”). This accounting standard requires that credit losses for financial assets and off- balance-sheet ("OBS") credit exposures be measured based on expected credit losses rather than on incurred credit losses. Non-Performing Loans (NPLs) & Allowance for Credit Losses (ACL)/Loans

Prudent Expense Management, Selective Investment in Technology, Coupled with Some Inflationary Headwinds, Offset by Benefits of Rising Interest Rates 11 ~ $730 million ~ $610 million  Positive operating leverage trend from 2016 through 2021 drove the efficiency ratio lower o 2021 reflects the impact of the previously announced cost savings initiatives focused on our financial optimization, efficient delivery systems, reallocation of management responsibilities and a streamlining of functions. The costs associated with these initiatives were recognized primarily in 2020  Expense management through the pandemic along with elevated assets peaking in 3Q21 drove the non-interest expense to average assets ratio lower. Peak deposit balances and excess cash in 3Q21 are primary drivers  Continued focus on expense management, prudent investment in technology and continued positive operating leverage in a rising rate environment offsets expense and inflationary pressures 58.0% 60.0% 62.0% 64.0% 66.0% 68.0% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y YTD Q3-2022 2.00% 2.20% 2.40% 2.60% 2.80% 3.00% 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y YTD Q3-2022 Efficiency Ratio (FTE)(1) Non-Interest Expense / Average Assets(1) (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slides titled “Non-GAAP Reconciliation” at the end of this presentation.

12 Strong Capital Position(1)  Current common dividend of $0.15 and a current dividend payout ratio of approximately 35%  Current repurchase authorization of $75 million of shares of the Corporation's common stock, in place through December 31, 2022 9.3% 10.0% 10.9% 13.7% $1,096 $661 $527 $697 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Leverage CE Tier 1 Tier 1 Risk Based Total Risk-Based Regulatory Minimums Excess (2) REGULATORY CAPITAL RATIOS as of September 30, 2022 (1) Regulatory capital ratios and excess capital amounts as of September 30, 2022 are preliminary. (2) Excesses shown are to regulatory minimums, including the 250 basis point capital conservation buffer, except for Tier 1 Leverage which is the well- capitalized minimum. ($ in millions)

13 Environmental, Social & Governance (“ES&G”) • Introduced our 2021 Corporate Social Responsibility report – a first for the Corporation • Established Board governance and oversight of ES&G principles and priorities as we work to build maturity and capability • The Climate Impact Working Group was formed in early 2022, underscoring our commitment to progressing our understanding of, and reporting on, climate-related risks and activities READ THE REPORT Protecting Our Environment Changing Lives for the Better Governing Our Work Environmental stewardship is interwoven into our operating practices The Corporation continues to introduce energy and sustainability initiatives that support more efficient operations Our core values and guiding behavior lead the Corporation to demonstrate the highest professional and ethical standards in all of our business activities The Corporation operates under a robust board- and management-level enterprise risk management structure Employees The Corporation is committed to creating a workforce that reflects our communities and supports our values of diversity, equity and inclusion Customers The Corporation has a proven track record of fair and responsible banking – rated “Outstanding” for Community Reinvestment Act performance Community Through our Fulton Forward® initiative, the Corporation pays it forward to the communities we serve 13

RECENT FINANCIAL PERFORMANCE & HIGHLIGHTS

(1) Non-GAAP financial measure. Please refer to the calculation and management’s reason for using this measure on the slides titled “Non-GAAP Reconciliation” at the end of this presentation. Income Statement Summary 15

Net Interest Income And Margin 16 ~ $730 million ~ $610 million Net Interest Income & Net Interest Margin Average Interest-Earning Assets & Yields Average Deposits and Borrowings & Cost of Funds ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS)

Asset Quality 17 (1) The allowance for credit losses (“ACL”) relates specifically to "Loans, net of unearned income" and does not include the ACL related to off-balance-sheet credit exposures. (2) Non-GAAP financial measure. Please refer to the calculation and management's reasons for using this measure on the slides titled "Non-GAAP Reconciliation" at the end of this presentation. ($ in millions) Provision for Credit Losses Non-Performing Loans (NPLs) & NPLs to Loans Net Charge-offs (NCOs) and NCOs to Average Loans ACL(1) to NPLs & Loans

18 Non-Interest Income(1) (1) Excludes investment securities gains. Three months ended September 30, 2022 (percent of total non-interest income) Non-interest income increased 1% from 2Q22(1) Increases in: n Commercial banking merchant and card income and cash management fees. n Consumer banking overdraft and debit card fees. Decreases in: n Wealth management revenues due to a decline in the market value of assets under management.

19 Non-interest Expense(1) (1) Excludes merger-related expenses. Three months ended September 30, 2022 (percent of total non-interest expense) 3Q22 2Q22 Change (dollars in thousands) n Salaries and Benefits $94,283 $85,404 $8,879 n Data Processing and Software 15,807 14,685 1,122 n Occupancy 14,025 13,587 438 n Other Outside Services 9,361 8,764 597 n Other 29,076 26,263 2,813 Total $162,552 $148,703 $13,849 Non-interest expense, excluding merger-related expenses, increased 9% from 2Q22 Driven primarily by: n Salaries and benefits primarily as a result of additional performance-based accruals of $2.6 million and a full quarter of Prudential Bancorp salaries and benefits costs of approximately $2.0 million. The total impact on non-interest expense from Prudential Bancorp for the third quarter of 2022 was $3.6 million. n Other expense primarily due to an $0.8 million increase in charitable contributions expense due to a $1.0 million contribution made to the Fulton Forward Foundation in the third quarter of 2022. n Data processing and software and other outside services primarily driven by investments made in technology and system solutions of $1.7 million. .

2022 Outlook(4) 20 Net interest income: $770 - $780 million(1) Non-interest income: $225 - $230 million(2) Non-interest expense: $615 - $620 million(3) Effective tax rate: 18.0% +/- (1) Assumes Fed Funds Rate increases of: 75 bps in November 2022 and 50 bps in December 2022. Updated as of 3Q 2022; previously $745 - $760 million. (2) Excludes investment securities gains. Updated as of 3Q 2022; previously $220 - $230 million. (3) Updated as of 3Q 2022; previously $600 - $610 million. (4) Incorporates impact of the acquisition of Prudential Bancorp on July 1, 2022. Non-interest expense excludes merger-related costs of $17.0 million to $18.0 million.

APPENDIX

Non-GAAP Reconciliation 22 Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

Non-GAAP Reconciliation 23

24 Non-GAAP Reconciliation

Non-GAAP Reconciliation

(dollars in thousands)

	Years Ended						Nine Months Ended Sep 30
	2016	2017	2018	2019	2020	2021	2022
Efficiency ratio							
Non-interest expense	$489,519	$525,579	$546,104	$567,736	$579,440	$617,830	$465,266
Less: Amortization of tax credit investments	-	(11,028)	(11,449)	(6,021)	(6,126)	(6,187)	(2,088)
Less: Intangible Amortization	-	-	-	(1,427)	(529)	(589)	(1,043)
Less: Merger-related expenses	-	-	-	-	-	-	(8,434)
Less: Debt extinguishment costs	-	-	-	(4,326)	(2,878)	(33,249)	-
Non-interest expense (numerator)	$489,519	$514,551	$534,655	$555,962	$569,907	$577,805	$453,701
Net interest income (fully taxable-equivalent)	$541,271	$598,565	$642,577	$661,356	$641,509	$676,026	$566,408
Plus: Total Non-interest income	190,178	207,974	195,525	216,160	229,388	273,745	172,809
Less: Investment securities gains	(2,550)	(9,071)	(37)	(4,733)	(3,053)	(33,516)	26
Net interest income (denominator)	$728,899	$797,468	$838,065	$872,783	$867,844	$916,255	$739,243
Efficiency ratio	67.2%	64.5%	63.8%	63.7%	65.7%	63.1%	61.4%

Excluding Cost Saving Initiatives Expenses:

	Year Ended
	2020
Efficiency ratio	
Non-interest expense (numerator)	$569,907
Less: cost saving initiatives expenses	(16,200)
Non-interest expense excluding cost saving initiatives expenses (numerator)	$553,707
Net interest income (denominator)	$867,844
Efficiency ratio excluding cost saving initiatives expenses	63.8%

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FULTON FINANCIAL CORPORATION

Non-GAAP Reconciliation 26

Non-GAAP Reconciliation 27 (dollars in thousands) Sep 30 2016 2017 2018 2019 2020 2021 2022 Non-interest expense to total average assets Non-interest expense $489,519 $525,579 $546,104 $567,736 $579,440 $617,830 $465,266 Les s: Amortization of tax credit i nvestments - (11,028) (11,449) (6,021) (6,126) (6,187) (2,088) Les s : Intangi ble Amortization - - - (1,427) (529) (589) (1,043) Les s : Merger-rel ated expens es - - - - - - (8,434) Les s : Debt extinguis hment cos ts - - - (4,326) (2,878) (33,249) - Non-interest expense (numerator) $489,519 $514,551 $534,655 $555,962 $569,907 $577,805 $453,701 Tota l average ass ets (demonimator) $18,371,173 $19,580,367 $20,183,202 $21,258,040 $24,333,717 $26,170,333 $25,855,097 Non-interest expens e to tota l average ass ets 2.66% 2.63% 2.65% 2.62% 2.34% 2.21% 2.35% Years Ended Nine Months Ended

Non-GAAP Reconciliation

(dollars in thousands), except per share data

	Sep 30 2017	Sep 30 2018	Sep 30 2019	Sep 30 2020	Sep 30 2021	Sep 30 2022
Tangible book value per share						
Shareholders' equity	$2,225,786	$2,283,014	$2,324,016	$2,390,261	$2,699,818	$2,471,159
Less: Goodwill and intangible assets	(531,556)	(531,556)	(534,178)	(534,907)	(536,697)	(561,495)
Less: Preferred stock	-	-	-	-	(192,878)	(192,878)
Tangible common shareholders' equity (numerator)	$1,694,230	$1,751,458	$1,789,838	$1,855,354	$1,970,243	$1,716,786
Share oustanding, end of period (denominator)	175,057	176,019	164,036	162,134	161,429	167,399
Tangible book value per share	$9.68	$9.95	$10.91	$11.44	$12.21	$10.26
Adjusted tangible book value per share						
Shareholders' equity	$2,225,786	$2,283,014	$2,324,016	$2,390,261	$2,699,818	$2,471,159
Less: Goodwill and intangible assets	(531,556)	(531,556)	(534,178)	(534,907)	(536,697)	(561,495)
Less: Preferred stock	-	-	-	-	(192,878)	(192,878)
Tangible common shareholders' equity (numerator)	$1,694,230	$1,751,458	$1,789,838	$1,855,354	$1,970,243	$1,716,786
Less/Plus: Accumulated other comprehensive income	(24,203)	(84,640)	6,081	56,954	25,615	(442,947)
Adjusted tangible common shareholders' equity (numerator)	$1,718,433	$1,836,098	$1,783,757	$1,798,400	$1,944,628	$2,159,733
Share oustanding, end of period (denominator)	175,057	176,019	164,036	162,134	161,429	167,399
Adjusted tangible book value per share	$9.82	$10.43	$10.87	$11.09	$12.05	$12.90

28

FULTON FINANCIAL CORPORATION

Non-GAAP Reconciliation 29 (dollars in thousands)

www.fultonbank.com